Exhibit 1.1

HSBC USA INC.

5.294% Senior Notes due 2027

Floating Rate Senior Notes due 2027

Underwriting Agreement

February 26, 2024

HSBC Securities (USA) Inc.
As Representative of the several Underwriters
named in Schedule I hereto

Ladies and Gentlemen:

HSBC USA Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”) the securities (the “Securities”) specified in Schedule II hereto. HSBC Securities (USA) Inc. is acting as representative of the Underwriters (the “Representative”). The obligations of the Underwriters under this Agreement (the “Agreement”) shall be several and not joint.

The terms and rights of the Securities shall be as specified in Schedule II and Schedule III hereto and in or pursuant to the indenture, as it may be supplemented from time to time (the “Indenture”) identified in Schedule II hereto.

1.             The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)             An “automatic shelf registration statement,” as defined under Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-277211) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been instituted or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement including all exhibits thereto, but excluding each Form T-1, and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such registration statement or any part thereof became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the Base Prospectus as supplemented by the prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the 1933 Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the “Prospectus as amended or supplemented” shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Securities in the form filed or transmitted for filing with the Commission pursuant to Rule 424(b) under the 1933 Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

(b)             No order preventing or suspending the use of any Preliminary Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Securities (an “Issuer Free Writing Prospectus”) has been issued by the Commission, and each Preliminary Prospectus and Issuer Free Writing Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof;

(c)             For the purposes of this Agreement, the “Applicable Time” is 4:50 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, taken together with each Issuer Free Writing Prospectus attached as Schedule III hereto (if any) (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and each Issuer Free Writing Prospectus (if any) does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof;

(d)             The documents incorporated by reference in the Pricing Prospectus and the Prospectus as amended or supplemented, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus and any amendments or supplements thereto, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof;

(e)             The Registration Statement and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the 1933 Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder; the Registration Statement and any amendment thereof (including the filing of any annual report on Form 10-K), at the time it became effective, did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, at the time the Registration Statement became effective did not, as amended or supplemented as of the date hereof does not, and as amended or supplemented at the Time of Delivery (as hereinafter defined) will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof;

(f)             The interactive data in eXtensible Business Reporting Language filed as an exhibit to the documents included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(g)             The financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their respective operations for the periods specified; except as otherwise stated in the Pricing Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a basis that is consistent in all material respects during the periods involved;

(h)             Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is material to the Company and its subsidiaries considered as one enterprise, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given or incorporated by reference in the Pricing Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the general affairs or management or the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise otherwise than as set forth or contemplated in the Pricing Prospectus;

(i)              The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and the Prospectus; the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character or location of its properties or the nature or the conduct of its business requires such qualification, except for any failures to be so qualified or to be in good standing which, taken as a whole, are not material to the Company and its subsidiaries considered as one enterprise;

(j)              Each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X under the 1933 Act (a “Significant Subsidiary”) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the character or location of its properties or the nature or the conduct of its business requires such qualification, except for any failures to be so qualified or to be in good standing which, taken as a whole, are not material to the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and the capital stock of each such Significant Subsidiary owned by the Company, directly or through its subsidiaries, is owned free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

(k)             The Company and HSBC Bank USA, National Association are in compliance in all material respects with all applicable laws administered by, and all applicable regulations of, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and any other federal or state bank regulatory authority with jurisdiction over the Company or any of its subsidiaries, other than where such failures to comply, individually or in the aggregate, would not materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise;

(l)              The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly authorized for issuance and sale and, when the Securities are issued pursuant to the Indenture and delivered against payment therefor pursuant to this Agreement, the Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Company and the Trustee thereunder, and constitutes a valid and legally binding instrument enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity; the Indenture has been duly qualified under the Trust Indenture Act; and the Indenture conforms to the description thereof in the Prospectus as originally filed with the Commission, and the Securities will conform to the descriptions thereof in the Prospectus as amended or supplemented;

(m)            This Agreement has been duly authorized, executed and delivered by the Company;

(n)            The issue and sale of the Securities by the Company, the compliance by the Company with all of the provisions of the Securities, the Indenture, and this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate action and will not (a) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for conflicts, breaches or defaults which would not, individually or in the aggregate, be materially adverse to the Company and its subsidiaries taken as a whole or materially adverse to the transactions contemplated by this Agreement), (b) result in any violation of the provisions of the charter or bylaws of the Company, or (c) result in any violation of any existing applicable law, administrative regulation or administrative or court decree of any governmental instrumentality or court having jurisdiction over the Company or its subsidiaries or their respective properties or assets (except for violations which would not, individually or in the aggregate, be materially adverse to the Company and its subsidiaries taken as a whole); and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the 1933 Act of the Securities, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(o)             Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its organizational documents (including its articles of organization or by-laws) or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument of indebtedness to which it is a party or by which it or any of its properties may be bound, except for, with respect to clause (ii), defaults which, individually or in the aggregate, would not be materially adverse to the Company and its subsidiaries taken as a whole or materially adverse to the transactions contemplated by this Agreement;

(p)             The statements set forth in the Pricing Disclosure Package and the Prospectus under the captions (A) “Description of the Notes” and “Description of Debt Securities”, insofar as such statements summarize the terms of the Securities and the Indenture, and (B) “U.S. Federal Income Tax Considerations”, insofar as such statements constitute a summary of U.S. federal income tax law referred to therein, are accurate and fairly summarize in all material respects the U.S. federal income tax laws referred to therein as of such date and as of the date hereof (subject to the qualifications and assumptions set forth therein);

(q)             The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended;

(r)             The Company and its Significant Subsidiaries possess adequate certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except such certificates, authorities or permits which are not material to such conduct of their business, and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise;

(s)             There are no legal or governmental proceedings pending, other than those referred to in the Pricing Prospectus and the Prospectus, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise; and no such proceedings have been threatened or, to the best of the Company’s knowledge, are contemplated by governmental authorities;

(t)              PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, is an independent registered public accounting firm as required by the 1933 Act and the rules and regulations of the Commission thereunder;

(u)             (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act;

(v)             The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As of the date of the Company’s most recent periodic report filed with the SEC pursuant to Section 13(a) or 15(d) of the 1934 Act, management had concluded that the Company’s internal control over financial reporting was effective;

(w)            The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities. As of the date of the Company’s most recent periodic report filed with the SEC pursuant to Section 13(a) or 15(d) of the 1934 Act, management had concluded that the Company’s disclosure controls and procedures were effective;

(x)             Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate (as such term is defined in Rule 501(b) under the 1933 Act, each an “Affiliate”) or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any anti-bribery laws, including but not limited to (i) any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997 (the “Convention”), (ii) the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and (iii) any other law, rule or regulation of any locality of similar purpose and scope, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Convention, the FCPA or any similar laws, rules or regulations and the Company and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the Convention, the FCPA and similar laws, rules and regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(y)             Except as set forth in the Pricing Prospectus and the Prospectus, each of the Company, its subsidiaries, its Affiliates, and to the best knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, and its participation in the offering will not violate, any anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by any intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder, and, except as set forth in the Pricing Prospectus and the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to such anti-money laundering laws is pending or, to the best knowledge of the Company, threatened. Each of the Company, its subsidiaries and its Affiliates has instituted and maintains policies and procedures designed to ensure continued compliance with anti-money laundering laws; and

(z)             Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.             Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth on Schedule II, the principal amount of Securities set forth opposite the name of such Underwriter on Schedule I hereto.

3.             Upon authorization by the Representative of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented relating to the Securities.

4.             The Securities to be purchased by each Underwriter hereunder, in book-entry form, and in such denominations and registered in the name of the nominee of The Depository Trust Company, shall be delivered by or on behalf of the Company through the facilities of The Depository Trust Company to the Representative for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company all at the place, time and date specified in Schedule II hereto, or at such other place, time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Securities is herein called the “Time of Delivery.”

5.             The Company agrees with each of the Underwriters:

(a)             To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the time specified by such Rule; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus after the date hereof and prior to the Time of Delivery which shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative promptly of any such amendment or supplement after the Time of Delivery and furnish the Representative with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities (or in lieu thereof the notice referenced in Rule 173(a) under the 1933 Act) and during such period to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus or other prospectus in respect of the Securities, or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b)             The Company has prepared an Issuer Free Writing Prospectus in the form of a term sheet (attached as Schedule III hereto) with respect to the Securities (the “Term Sheet”) and will file such Term Sheet with the Commission pursuant to Rule 433 under the 1933 Act not later than the time specified by such Rule. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, the Company will furnish the Representative a copy of the proposed Issuer Free Writing Prospectus for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus to which the Representative objects in its reasonable judgment;

(c)             Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(d)             To furnish the Underwriters with copies of the Prospectus as amended or supplemented relating to the Securities in such quantities as the Representative may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus as amended or supplemented in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which such Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to further amend or supplement the Prospectus as then amended or supplemented or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Representative and to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representative may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act;

(e)             As soon as practicable, but in any event not later than 16 months after the date hereof, the Company will make generally available to its securityholders an earnings statement of the Company and its subsidiaries (which need not be audited) that will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder and covering a period of at least 12 consecutive months beginning after the date hereof;

(f)             During the period beginning from the date hereof and continuing to the later of (i) the termination of trading restrictions on the Securities, as notified to the Company by the Representative, and (ii) the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company (except for debt securities issued upon the exercise of warrants) that mature more than nine months after the Time of Delivery and that are substantially similar to the Securities, without prior written consent of the Representative; provided, however, that in no event shall the foregoing period extend more than 15 calendar days from the date hereof;

(g)            The Company will, pursuant to reasonable procedures developed in good faith, retain for a period of not less than three years copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the 1933 Act and maintain records regarding the timing of the delivery of all such information;

(h)            For so long as any of the Securities remain unsold by the Underwriters, the Company will use its best efforts to comply with the disclosure requirements under the 1933 Act and 1934 Act relating to its status as a “well-known seasoned issuer,” as defined in Rule 405 of the 1933 Act, which efforts will include the filing of all reports and materials set forth in Section 1(i) of the definition of “ineligible issuer” as defined in Rule 405 of the 1933 Act;

(i)              The Company will pay any required filing fees relating to the Securities by the times required by Rule 456(b)(1) of the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act;

(j)              (i)  If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the automatic shelf registration statement relating to the Securities, any of the Securities remain unsold by the Underwriters, the Company will, at its option and prior to the Renewal Deadline if it has not already done so, (A) file a new automatic shelf registration statement relating to the Securities, if it is eligible to do so, in a form satisfactory to the Representative or (B) file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representative; provided, however, that if the Company is eligible to file a new automatic shelf registration statement and elects to file a shelf registration statement pursuant to this clause (B), the Company will file such shelf registration statement no later than 75 calendar days prior to the Renewal Deadline and will use its best efforts to cause such registration statement to be declared effective on or before the Renewal Deadline. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the registration statement relating to the Securities shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(ii)             If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the 1933 Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (A) promptly notify the Representative, (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representative, (C) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (D) promptly notify the Representative of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the registration statement relating to the Securities shall include such new registration statement or post-effective amendment, as the case may be; and

(k)             The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurs, or any event occurred prior to such issuance, as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

6.             The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing and reproducing this Agreement, the Indenture and supplements thereto, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum; (iv) the cost of preparing the Securities; (v) the fees and expenses of any Trustee and any agent of any Trustee, and the fees and disbursements of counsel for any Trustee in connection with the Indenture and the Securities; (vi) the fees and expenses (including the reasonable fees and disbursements of counsel to the Underwriters), if any, incurred with respect to any filings with the Financial Industry Regulatory Authority, Inc.; and (vii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 6, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7.             The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)             The Prospectus as amended or supplemented relating to the Securities shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act within the applicable time period prescribed for such filing by the rules and regulations under the 1933 Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction;

(b)            Cravath, Swaine & Moore LLP, counsel for the Underwriters, shall have furnished to you such opinion or opinions and negative assurance letter, dated the Time of Delivery, with respect to the issuance of the Securities and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)             Celia J. Mitchell, Senior Vice President and Managing Associate General Counsel – U.S. Head of Corporate Disclosure and Treasury Legal, shall have furnished to you written opinions, dated the Time of Delivery, substantially in the form of Exhibit A hereto;

(d)             Mayer Brown LLP, special counsel to the Company, shall have furnished to you its written opinion or opinions and a negative assurance letter, dated the Time of Delivery, substantially in the form of Exhibit B hereto;

(e)             DLA Piper LLP (US), special Maryland counsel to the Company, shall have furnished to you written opinions, dated the Time of Delivery, substantially in the form of Exhibit C hereto;

(f)             On the date hereof and at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you letters, dated the date of delivery thereof, in form and substance satisfactory to you, as to such matters as you may reasonably request;

(g)             On or after the date hereof up to the Time of Delivery, there has been no change in the capital stock or long-term debt of the Company or any of its subsidiaries or a change or development involving a prospective change, in or affecting the general affairs, management, financial position, or results of operations of the Company or its respective subsidiaries, the effect of which, in any such case, is, in the judgment of the Representative after consultation with the Company, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus and this Agreement;

(h)             On or after the date hereof up to the Time of Delivery, no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined by the Commission in Section 3(a)(62) of the 1934 Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities or preferred stock of the Company;

(i)             On or after the date hereof up to the Time of Delivery, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or trading in any securities of the Company or HSBC Holdings plc on any exchange shall have been suspended or the settlement of such trading generally shall have been materially disrupted, (ii) a banking moratorium shall have been declared by Federal or New York authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other substantial, national or international calamity or crisis, the effect of which on the financial markets in the United States shall be such, as to make it, in the judgment of the Representative, impractical to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Prospectus and this Agreement, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance activities in the United States, the effect of which on the financial markets in the United States shall be such, as to make it, in the judgment of the Representative, impractical to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Prospectus and this Agreement;

(j)              The Company shall have furnished or caused to be furnished to the Representative at such Time of Delivery certificates of officers of the Company satisfactory to the Representative as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such matters as the Representative may reasonably request; and

(k)             The Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the 1933 Act (in the case of a Free Writing Prospectus, to the extent required by Rule 433 under the 1933 Act).

8.             (a)             The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Prospectus as amended or supplemented, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Prospectus as amended or supplemented or any Issuer Free Writing Prospectus, or any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)             Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Prospectus as amended or supplemented or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Prospectus as amended or supplemented or any Issuer Free Writing Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information furnished on behalf of each Underwriter: the Underwriter’s name on the cover page of the Preliminary Prospectus and the Prospectus, and the Underwriter’s name in the table in the first paragraph, the information set forth in the fourth paragraph, the information set forth in the fifth paragraph, the third sentence of the eighth paragraph, the information set forth in the ninth paragraph, the first sentence of the fourteenth paragraph, and the information set forth in the fifteenth paragraph under the caption “Underwriting (Conflicts of Interest)” of the Preliminary Prospectus and the Prospectus; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)             Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent it results in the forfeiture by the indemnifying party of substantial rights and defenses; provided, however, that the failure to notify the indemnifying party shall not relieve it from liability that it may have to an indemnified party otherwise than under this Section 8. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld).

(d)             If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters on the other, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented relating to the Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)             The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Underwriters and each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.

9.             (a)             If any Underwriter shall default in its obligation to purchase the Securities that it has agreed to purchase hereunder, the Representative may in its discretion arrange for itself or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representative does not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representative to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that the Representative has so arranged for the purchase of such Securities, or the Company notifies the Representative that is has so arranged for the purchase of such Securities, the Representative or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus as amended or supplemented that in the Representative’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)             If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate amount of all the Securities to be purchased, then the Company shall have the right to require each non-defaulting Underwriter to purchase the amount of Securities that such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)             If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate amount of Securities that remains unpurchased exceeds one-eleventh of the aggregate amount of all the Securities to be purchased, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.           The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11.           If this Agreement shall be terminated pursuant to Section 9 hereof or if the Securities to be delivered at the Time of Delivery are not purchased by the Underwriters because a condition precedent specified in Section 7(i) is not satisfied, the Company shall not then be under liability to any Underwriter except as provided in Section 6 and Section 8 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses approved in writing by the Representative, including fees and disbursements of counsel reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Securities not so delivered except as provided in Section 6 and Section 8 hereof.

12.           In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement made or given by the Representative on behalf of the Underwriters.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representative in care of HSBC Securities (USA) Inc. at The Spiral at Hudson Yards, 66 Hudson Boulevard, New York, NY 10001, Attention: Transaction Management Group (fax no.: (646) 366-3229); and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at the address supplied to the Company by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

13.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the employees, officers and directors of the Company and the Underwriters and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.           The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter severally represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act, and has complied and will comply with the requirements of Rule 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (i) is not an “issuer free writing prospectus” as defined in Rule 433 of the 1933 Act, and (ii)(A) contains only (1) information describing the preliminary terms of the Securities or their offering or (2) information that describes the final terms of the Securities or their offering and that is included in the Term Sheet contemplated in Section 5(b) or (B) consists of any Bloomberg or other electronic communication providing certain ratings of the Securities or relating to marketing, administrative or procedural matters in connection with the offering of the Securities.

15.           The Company acknowledges and agrees that: (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (b) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor or fiduciary of the Company, or its affiliates, stockholders, creditors or employees; (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

16.           Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally represents and agrees to the selling restrictions set forth in Schedule IV hereto.

17.           Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18.           Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Each of the Company and the Underwriters hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Underwriters irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

20.           Compliance with USA PATRIOT Act.  In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

21.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Signature pages may be electronically executed and delivered, including by facsimile, any electronic method complying with the federal ESIGN Act or the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309) (e.g., DocuSign) or by wet ink signature captured on a pdf email attachment, and any signature pages so executed and delivered shall be valid and binding for all purposes. The foregoing provision supersedes any other consent signed by the parties related to the electronic signature and delivery of this Agreement.

22.           Contractual Acknowledgement with Respect to the Exercise of Bail-In Powers. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between the Company and the Underwriters, the Company acknowledges and accepts that a BRRD Liability (as defined below) arising under this Agreement may be subject to the exercise of Bail-in Powers (as defined below) by the Relevant Resolution Authority (as defined below), and acknowledges, accepts and agrees to be bound by:

(a)            the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters (the “Relevant BRRD Party”) to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)      the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)     the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii)    the cancellation of the BRRD Liability;

(iv)   the amendment or alteration of any interest, if applicable, thereon, or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)            the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

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As used in this section:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party.

22

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

HSBC USA Inc.

By:	/s/ Eddy Okhuijsen
Name: Eddy Okhuijsen
Title: Executive Vice President and Regional Treasurer, Americas

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

HSBC Securities (USA) Inc.

On behalf of itself and the several
Underwriters named in Schedule I hereto

By:	/s/ Patrice Altongy
Name: Patrice Altongy
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

	PRINCIPAL AMOUNT OF SECURITIES TO BE PURCHASED
UNDERWRITER	5.294% SENIOR NOTES DUE 2027	FLOATING RATE SENIOR NOTES DUE 2027
HSBC Securities (USA) Inc.	$820,000,000	$410,000,000
AmeriVet Securities, Inc.	$10,000,000	$5,000,000
Apto Partners, LLC	$10,000,000	$5,000,000
Blaylock Van, LLC	$10,000,000	$5,000,000
BofA Securities, Inc.	$10,000,000	$5,000,000
Cabrera Capital Markets LLC	$10,000,000	$5,000,000
CastleOak Securities, L.P.	$10,000,000	$5,000,000
CAVU Securities LLC	$10,000,000	$5,000,000
Citigroup Global Markets Inc.	$10,000,000	$5,000,000
Great Pacific Securities	$10,000,000	$5,000,000
Guzman & Company	$10,000,000	$5,000,000
Independence Point Securities LLC	$10,000,000	$5,000,000
Loop Capital Markets LLC	$10,000,000	$5,000,000
Mischler Financial Group, Inc.	$10,000,000	$5,000,000
Multi-Bank Securities, Inc.	$10,000,000	$5,000,000
Roberts & Ryan, Inc.	$10,000,000	$5,000,000
Stern Brothers & Co	$10,000,000	$5,000,000
Telsey Advisory Group LLC	$10,000,000	$5,000,000
Tigress Financial Partners, LLC	$10,000,000	$5,000,000
Total	$1,000,000,000	$500,000,000

Sch. I - 1

SCHEDULE II

DEBT SECURITIES

Title of Debt Securities:

5.294% Senior Notes due 2027 (the “Fixed Rate Notes”)

Floating Rate Senior Notes due 2027 (the “Floating Rate Notes”)

Aggregate principal amount:

$1,000,000,000 Fixed Rate Notes

$500,000,000 Floating Rate Notes

Price to Public:

100% of the principal amount of the Fixed Rate Notes, plus accrued interest, if any, from March 4, 2024

100% of the principal amount of the Floating Rate Notes, plus accrued interest, if any, from March 4, 2024

Purchase Price by Underwriters:

99.750% of the principal amount of the Fixed Rate Notes, plus accrued interest, if any, from March 4, 2024

99.750% of the principal amount of the Floating Rate Notes, plus accrued interest, if any, from March 4, 2024

Indenture:

Indenture, dated as of March 31, 2009, between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”) with respect to the Securities.

First Supplemental Indenture, dated as of March 22, 2012, to the Indenture dated as of March 31, 2009 between the Company and the Trustee with respect to the Securities.

Fourth Supplemental Indenture, dated as of February 21, 2024, to the Indenture dated as of March 31, 2009 between the Company and the Trustee with respect to the Securities.

Maturity:

The Fixed Rate Notes will mature on March 4, 2027.

The Floating Rate Notes will mature on March 4, 2027.

Sch. II - 1

Interest Rate:

Fixed Rate Notes: 5.294%

Floating Rate Notes: Compounded Secured Overnight Financing Rate (“SOFR”) plus 96 basis points

Interest Payment Dates:

Fixed Rate Notes: Semi-annually in arrears on March 4 and September 4 of each year, commencing on September 4, 2024

Floating Rate Notes: Quarterly in arrears on March 4, June 4, September 4 and December 4 of each year, commencing on June 4, 2024

Regular Record Dates:

Fixed Rate Notes: The fifteenth calendar day preceding a Fixed Rate Interest Payment Date (whether or not a business day)

Floating Rate Notes: The fifteenth calendar day preceding a Floating Rate Interest Payment Date (whether or not a business day)

Sinking Fund Provisions:

No sinking fund provisions

MISCELLANEOUS

Time of Delivery:

10:00 A.M., New York City Time, on March 4, 2024

Closing Location:

Delivery of the Fixed Rate Notes and the Floating Rate Notes will be made through the book-entry facilities of The Depository Trust Company.

Type of Funds:

Same Day Funds

Sch. II - 2

SCHEDULE III

Pricing Term Sheet

Dated February 26, 2024

HSBC USA Inc.

$1,000,000,000 5.294% Senior Notes due 2027

$500,000,000 Floating Rate Senior Notes due 2027

Issuer:	HSBC USA Inc.

Sole Bookrunner:	HSBC Securities (USA) Inc.

Trade Date:	February 26, 2024

Settlement Date:*	March 4, 2024 (T+5)

$1,000,000,000 5.294% Senior Notes due 2027:

Title of Securities:	Senior Notes due 2027 (the “Fixed Rate Notes”)

Expected Security Ratings:**	A2 / A- / A+ (Moody’s / S&P / Fitch)

Principal Amount:	$1,000,000,000

Maturity Date:	March 4, 2027

Price to the Public:	100% of the principal amount, plus accrued interest, if any, from March 4, 2024 to date of delivery

Underwriting Discount:	0.250%

Net proceeds to Issuer (before expenses):	$997,500,000

Coupon (Interest Rate):	5.294%

Benchmark Treasury:	UST 4.125% due February 15, 2027

Benchmark Treasury Price:	98-31+

Benchmark Treasury Yield:	4.494%

Spread to Benchmark Treasury:	+80 basis points

Re-offer Yield:	5.294%

Interest Payment Dates:	Semi-annually in arrears on March 4 and September 4 of each year, commencing on September 4, 2024 to, and including, the Maturity Date

Sch. III - 1

Day Count / Business Day Convention:	30/360; Following, unadjusted

Minimum Denominations:	$200,000 and integral multiples of $1,000 in excess thereof

CUSIP / ISIN:	40428HA44 / US40428HA448

Co-Managers:

AmeriVet Securities, Inc.

Apto Partners, LLC

Blaylock Van, LLC

BofA Securities, Inc.

Cabrera Capital Markets LLC

CastleOak Securities, L.P.

CAVU Securities LLC

Citigroup Global Markets Inc.

Great Pacific Securities

Guzman & Company

Independence Point Securities LLC

Loop Capital Markets LLC

Mischler Financial Group, Inc.

Multi-Bank Securities, Inc.

Roberts & Ryan, Inc.

Stern Brothers & Co

Telsey Advisory Group LLC

Tigress Financial Partners, LLC

$500,000,000 Floating Rate Senior Notes due 2027:

Title of Securities:	Floating Rate Senior Notes due 2027 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Notes”)

Expected Security Ratings:**	A2 / A- / A+ (Moody’s / S&P / Fitch)

Principal Amount:	$500,000,000

Maturity Date:	March 4, 2027

Price to the Public:	100% of the principal amount, plus accrued interest, if any, from the start of the initial Interest Period to date of delivery

Underwriting Discount:	0.250%

Net proceeds to Issuer (before expenses):	$498,750,000

Interest Rate:	The interest rate on the Floating Rate Notes for each Interest Period will be equal to Compounded SOFR plus the Margin (the “Interest Rate”)

Sch. III - 2

Compounded SOFR:	A compounded average of daily Secured Overnight Financing Rate (“SOFR”) determined by reference to the SOFR Index (as defined in the preliminary prospectus supplement to which this offering of Floating Rate Notes relates (the “Preliminary Prospectus Supplement”)) for each quarterly Interest Period in accordance with the specific formula described under “Description of the Notes—Interest—Floating Rate Notes—Compounded SOFR” in the Preliminary Prospectus Supplement

Margin:	+96 basis points (the “Margin”)

Interest Payment Dates:	Quarterly in arrears on March 4, June 4, September 4 and December 4 of each year, commencing on June 4, 2024 (each, an “Interest Payment Date”)

Interest Period:	The period commencing on any Interest Payment Date (or, with respect to the initial Interest Period only, commencing March 4, 2024) to, but excluding, the next succeeding Interest Payment Date, and, in the case of the last such period, from and including the Interest Payment Date immediately preceding the Maturity Date to but excluding such Maturity Date (the “Interest Period”)

Interest Payment Determination Dates:	The date two U.S. Government Securities Business Days before each Interest Payment Date

Observation Period:	In respect of each Interest Period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date two U.S. Government Securities Business Days preceding the Interest Payment Date for such Interest Period (or in the final Interest Period, preceding the Maturity Date)

Interest Calculation:	The amount of interest accrued and payable on the Floating Rate Notes for each Interest Period will be calculated by the Calculation Agent on each Interest Payment Determination Date and will be equal to the product of (i) the outstanding principal amount of the Floating Rate Notes multiplied by (ii) the product of (a) the Interest Rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360. See “Description of the Notes—Interest—Floating Rate Notes—Compounded SOFR” in the Preliminary Prospectus Supplement. In no event will the interest on the Floating Rate Notes be less than zero.

U.S. Government Securities Business Day:	Any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government Securities (each, a “U.S. Government Securities Business Day”)

Sch. III - 3

Day Count / Business Day Convention:	Actual/360; Modified Following, unadjusted

Calculation Agent:	HSBC Bank USA, National Association

Minimum Denominations:	$200,000 and integral multiples of $1,000 in excess thereof

CUSIP / ISIN:	40428HA51 / US40428HA513

Co-Managers:

AmeriVet Securities, Inc.

Apto Partners, LLC

Blaylock Van, LLC

BofA Securities, Inc.

Cabrera Capital Markets LLC

CastleOak Securities, L.P.

CAVU Securities LLC

Citigroup Global Markets Inc.

Great Pacific Securities

Guzman & Company

Independence Point Securities LLC

Loop Capital Markets LLC

Mischler Financial Group, Inc.

Multi-Bank Securities, Inc.

Roberts & Ryan, Inc.

Stern Brothers & Co

Telsey Advisory Group LLC

Tigress Financial Partners, LLC

* Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Notes on any date prior to two business days before delivery will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the second business day before the delivery of the Notes should consult their own advisor.

**A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

*****

Sch. III - 4

The Issuer has filed a registration statement (File No. 333-277211) (including a base prospectus dated February 21, 2024) and a preliminary prospectus supplement dated February 26, 2024 (together, the “Prospectus”) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Prospectus and the documents incorporated by reference therein that the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer or any underwriter participating in the offering will arrange to send you the Prospectus if you request it by calling HSBC Securities (USA) Inc. toll-free at 1-866-811-8049.

No key information document (“KID”) required by Regulation (EU) No. 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the European Economic Area (“EEA”) has been prepared as the Notes will not be made available to any retail investor in the EEA.

No KID required by Regulation (EU) No 1286/2014 as it forms part of domestic law of the United Kingdom (“UK”) by virtue of the European Union (Withdrawal) Act 2018, as amended (“EUWA”) (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared as the Notes will not be made available to any retail investor in the UK.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Sch. III - 5

SCHEDULE IV

SELLING RESTRICTIONS

Each of the Underwriters severally represents and agrees that it has not offered, sold or delivered and will not offer, sell or deliver any of the Securities directly or indirectly, or distribute the prospectus supplement or the prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company except as set forth in this Agreement.

European Economic Area

Each Underwriter represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area (the “EEA”). For these purposes, (A) the expression “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) and (B) the expression “offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Any offer of Securities in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Securities in the EEA.

United Kingdom

Each Underwriter represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the United Kingdom (the “UK”). For these purposes, (A) the expression “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended) as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”) and (B) the expression “offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended) as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Sch. IV - 1

Any offer of Securities in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of Securities in the UK.

The Prospectus and any other material in relation to the Securities will only be distributed to, and is directed only at, persons in the United Kingdom who are “qualified investors” (as defined in the UK Prospectus Regulation who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. In the UK, the Securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons.

In addition, each Underwriter, severally and not jointly, represents and agrees, and each further underwriter will be required to represent and agree, that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of FSMA does not apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom.

Hong Kong

The Securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Sch. IV - 2

Italy

The Securities should not be offered or sold into Italy.

Japan

The Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (as amended, the “FIEL”). The Securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of any resident of Japan or Japanese corporation, except in accordance with the provisions of, or pursuant to an exemption in accordance with the provisions of, or pursuant to an exemption available under, the applicable laws and regulations of Japan including the FIEL. For the purpose hereof, “resident of Japan” means an individual whose address is in Japan, and “Japanese corporation” means a legal entity organized under the laws of Japan.

Singapore

The Prospectus or any other offering material relating to our Securities has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities may not be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the Securities and Futures Act 2001 of Singapore (the “SFA”), under Section 274 of the SFA, or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined that the Securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products)

Korea

The Securities have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea, as amended.  Accordingly, the Securities may not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined under the Foreign Exchange Transaction Act of Korea and the decree and regulations thereunder) or to others for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea, except as otherwise permitted under applicable Korean laws and regulations. In addition, during the first year after the issuance of the Securities, the Securities may not be transferred to any resident of Korea, except as otherwise permitted under applicable Korean laws and regulations. During the first year after the issuance of the Securities, if there is any acquirer of the Securities who was solicited to purchase the Securities in Korea, such acquirer is prohibited from transferring any of the Securities to another person in any way other than as a whole to one transferee.

Sch. IV - 3

Switzerland

The offering of the Securities in Switzerland is exempt from the prospectus requirement under the Swiss Financial Services Act (“FinSA”) because the Securities have a minimum denomination of CHF 100,000 (or equivalent in another currency) or more. The offering materials do not constitute a prospectus as such term is understood pursuant to the FinSA, and no such prospectus has been or will be prepared for or in connection with the offering of the Securities.

Dubai International Financial Centre

The offering materials relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). The offering materials are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved the offering materials nor taken steps to verify the information set out in them, and has no responsibility for them. The Securities which are the subject of the offering contemplated by the offering materials may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Securities offered should conduct their own due diligence on the Securities. If you do not understand the contents of the offering materials you should consult an authorized financial adviser.

Canada

The Securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Sch. IV - 4

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Mexico

The Securities have not and will not be registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico, but only on a private placement basis pursuant to Article 8 of the Mexican Securities Market Law.

Sch. IV - 5

Exhibit A

Form of Senior Vice President and Managing Associate General Counsel – U.S. Head of Corporate Disclosure and Treasury Legal Opinion

1

Exhibit B

Form of Mayer Brown LLP Corporate Opinion

1

Form of Mayer Brown LLP Negative Assurance Letter

2

Exhibit C

Form of DLA Piper LLP (US) Opinion

1